UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Nieuwezijds Voorburgwal 104 1012 SG Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Charles Floyd, a director of Playa Hotels & Resorts N.V. (the “Company”), who was designated by the binding nomination of HI Holdings Playa B.V. (an affiliate of Hyatt Hotels Corporation) pursuant to a shareholder agreement, submitted his resignation from the Company’s board of directors on August 17, 2021, effective August 18, 2021, in order to avoid any perceived conflicts of interest resulting from Hyatt Hotels’ recently proposed acquisition of Apple Leisure Group. There were no disagreements between Mr. Floyd and the Company. HI Holdings Playa B.V. and the Company have agreed that HI Holdings Playa B.V. will not designate a replacement director pursuant to the shareholder agreement, which is scheduled to expire in 2022.

Since 2013, the Company and Hyatt Hotels have been strategic partners in the development and management of all-inclusive resorts throughout the Caribbean and Mexico, and the Company is a significant franchisee of Hyatt Hotels with a growing portfolio of Hyatt Zilara and Hyatt Ziva resorts located in Mexico and the Caribbean. Hyatt, through HI Holdings, is also a significant shareholder of the Company, holding over 7.0% of the Company ordinary shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: August 20, 2021	By:	/s/ Tracy M.J. Colden
Tracy M.J. Colden
EVP & General Counsel